Exhibit 5.2

[LETTERHEAD OF VENABLE LLP]

May 28, 2020

Diversified Healthcare Trust
Two Newton Place

255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634

Re:	Registration Statement on Form S-3 (File No. 333-225831)

Ladies and Gentlemen:

We have served as Maryland counsel to Diversified Healthcare Trust, a Maryland real estate investment trust (the “Company”), and the Company’s subsidiaries identified on Schedule I hereto (the “Subsidiaries”), in connection with certain matters of Maryland law arising out of the sale and issuance of $1,000,000,000 aggregate principal amount of the Company’s 9.750% Senior Notes due 2025 (the “Notes”), and the guarantees by the Subsidiaries (the “Guarantees”) of the obligations of the Company under the Notes, in an underwritten public offering, covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.                  The Registration Statement and the Prospectus included therein;

2.                  The Prospectus Supplement, dated May 28, 2020, in the form to be filed by the Company with the Commission pursuant to Rule 424(b) under the 1933 Act;

3.                  The Amended and Restated Declaration of Trust of the Company, as amended and supplemented, certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.                  The Amended and Restated Bylaws of the Company, as amended, certified as of the date hereof by an officer of the Company;

5.                  The Declarations of Trust of each of the Trust Subsidiaries (as defined on Schedule I), certified by the SDAT;

Diversified Healthcare Trust

May 28, 2020

6.                  The Bylaws of each of the Trust Subsidiaries, certified as of the date hereof by an officer of each of the Trust Subsidiaries;

7.                  The Articles of Organization of each of the LLC Subsidiaries (as defined on Schedule I), certified by the SDAT;

8.                  The Operating Agreements of each of the LLC Subsidiaries, certified as of the date hereof by an officer of each of the LLC Subsidiaries;

9.                  The Charters of each of the Corporate Subsidiaries (as defined on Schedule I), certified by the SDAT;

10.                The Bylaws of each of the Corporate Subsidiaries, certified as of the date hereof by an officer of each of the Corporate Subsidiaries;

11.                Certificates of the SDAT as to the good standing of the Company and the Subsidiaries, dated as of a recent date;

12.                Resolutions adopted by the Board of Trustees of the Company, and a duly authorized committee thereof, relating to the authorization of the issuance of the Notes (the “Company Resolutions”), certified as of the date hereof by an officer of the Company;

13.                Resolutions adopted by the Board of Trustees, Managing Members or the Board of Directors, as the case may be, of the Subsidiaries, relating to the Guarantees, certified as of the date hereof by an officer of each of the Subsidiaries;

14.                A certificate executed by an officer of the Company and each of the Subsidiaries, dated as of the date hereof; and

15.                Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.                  Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.                  Each individual executing any of the Documents on behalf of a party (other than the Company and the Subsidiaries) is duly authorized to do so.

3.                  Each of the parties (other than the Company and the Subsidiaries) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

Diversified Healthcare Trust

May 28, 2020

4.                  All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.                  The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.                  Each of the Trust Subsidiaries is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. Each of the LLC Subsidiaries is a limited liability company duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. Each of the Corporate Subsidiaries is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

3.                  The issuance of the Notes has been duly authorized and, when issued and delivered by the Company against payment therefor pursuant to the Company Resolutions and otherwise in accordance with the Registration Statement, the Notes will be validly issued.

4.                  The execution, delivery and performance of the Guarantees by the Subsidiaries have been duly authorized by the Subsidiaries.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with, or the applicability of, federal or state securities laws, including the securities laws of the State of Maryland.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the issuance of the Notes (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP

SCHEDULE I

Trust Subsidiaries

Subsidiaries that are Maryland real estate investment trusts (the “Trust Subsidiaries”)

1.	CCC Alpha Investments Trust
2.	CCC Delaware Trust
3.	CCC Financing I Trust
4.	CCC Pueblo Norte Trust
5.	CCC Retirement Partners Trust
6.	CCC Retirement Trust
7.	SNH/CSL Properties Trust
8.	SNH/LTA Properties Trust
9.	SNH AL Properties Trust
10.	SNH ALT Leased Properties Trust
11.	SNH CHS Properties Trust
12.	SNH Clear Creek Properties Trust
13.	SNH FM Financing Trust
14.	SNH Granite Gate Lands Trust
15.	SNH Grove Park Trust
16.	SNH IL Properties Trust
17.	SNH Medical Office Properties Trust
18.	SNH NS Properties Trust
19.	SNH Parkview Properties Trust
20.	SNH SE Properties Trust
21.	SNH Somerford Properties Trust
22.	SNH Tellico Trust
23.	SNH Well Properties Trust
24.	SNH Yonkers Properties Trust
25.	SPTGEN Properties Trust
26.	SPTIHS Properties Trust
27.	SPTMISC Properties Trust
28.	SPTMNR Properties Trust
29.	SPTMRT Properties Trust
30.	SPTSUN II Properties Trust
31.	HRES1 Properties Trust
32.	HRES2 Properties Trust

LLC Subsidiaries

Subsidiaries that are Maryland limited liability companies (the “LLC Subsidiaries”)

33.	DHC Holdings LLC
34.	MSD Pool 1 LLC
35.	MSD Pool 2 LLC

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May 28, 2020

36.	SNH/LTA Properties GA LLC
37.	SNH AL Cumming LLC
38.	SNH AL Cumming Tenant LLC
39.	SNH AL Georgia LLC
40.	SNH AL Georgia Tenant LLC
41.	SNH AL Georgia Holdings LLC
42.	SNH AL Properties LLC
43.	SNH AZ Tenant LLC
44.	SNH Bakersfield LLC
45.	SNH BAMA Tenant LLC
46.	SNH CAL Tenant LLC
47.	SNH CO Tenant LLC
48.	SNH DEL Tenant LLC
49.	SNH Derby Tenant LLC
50.	SNH FLA Tenant LLC
51.	SNH Georgia Tenant LLC
52.	SNH Granite Gate Lands Tenant LLC
53.	SNH Grove Park Tenant LLC
54.	SNH INDY Tenant LLC
55.	SNH Kent Properties LLC
56.	SNH Lincoln Tenant LLC
57.	SNH Longhorn Tenant LLC
58.	SNH LTF Properties LLC
59.	SNH MASS Tenant LLC
60.	SNH MD Tenant LLC
61.	SNH MO Tenant LLC
62.	SNH Modesto LLC
63.	SNH NC Tenant LLC
64.	SNH Neb Tenant LLC
65.	SNH NJ Tenant GP LLC
66.	SNH NJ Tenant LLC
67.	SNH NM Tenant LLC
68.	SNH Northwoods LLC
69.	SNH Northwoods Tenant LLC
70.	SNH Ohio Tenant LLC
71.	SNH OMISS Tenant LLC
72.	SNH PENN Tenant LLC
73.	SNH Proj Lincoln TRS LLC
74.	SNH Redmond Properties LLC
75.	SNH RMI Fox Ridge Manor Properties LLC
76.	SNH RMI Jefferson Manor Properties LLC
77.	SNH RMI McKay Manor Properties LLC
78.	SNH RMI Northwood Manor Properties LLC

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79.	SNH RMI Oak Woods Manor Properties LLC
80.	SNH RMI Park Square Manor Properties LLC
81.	SNH RMI Properties Holding Company LLC
82.	SNH RMI Smith Farms Manor Properties LLC
83.	SNH RMI Sycamore Manor Properties LLC
84.	SNH SC Tenant LLC
85.	SNH Tellico Tenant LLC
86.	SNH TENN Tenant LLC
87.	SNH Toto Tenant LLC
88.	SNH TRS Licensee Holdco LLC
89.	SNH VA Tenant LLC
90.	SNH Viking Tenant LLC
91.	SNH Wilmington LLC
92.	SNH WIS Tenant LLC
93.	SNH WY Tenant LLC

Corporate Subsidiaries

Subsidiaries that are Maryland corporations (the “Corporate Subsidiaries”)

94.	SNH 30 Newcrossing Inc.
95.	SNH AL AIMO, Inc.
96.	SNH AL AIMO II, Inc.
97.	SNH AL AIMO Tenant, Inc.
98.	SNH AL AIMO Tenant II, Inc.
99.	SNH AL Crimson Tenant Inc.
100.	SNH AL TRS, Inc.
101.	SNH AL Wilmington Tenant Inc.
102.	SNH Blaine Inc.
103.	SNH IL Joplin Inc.
104.	SNH SE Tenant TRS, Inc.
105.	SNH SE Tenant 2 TRS, Inc.
106.	SNH TRS Inc.
107.	SNH Yonkers Tenant Inc.
108.	SNH Ward Ave. Properties I Inc.